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                                                                     Exhibit 21



                                     VIAD CORP
                                     (DELAWARE)
   Active Subsidiaries and Affiliates* as of December 31, 1998


AIRLINE CATERING GROUP

Greyhound-Dobbs Incorporated (Delaware)
  DOBBS INTERNATIONAL SERVICES, INC. (Delaware)
    Dobbs Houses International, Inc. (Delaware)


CONVENTION & EVENT SERVICES GROUP

Dimension Works, Inc. (Illinois)
EXG, Inc. (Delaware)
  Giltspur Exhibits of Canada, Inc. (Ontario)
GES Exposition Services (Canada) Limited (Canada)
  Exposervice Standard Inc. (Canada)
    Clarkson-Conway Inc. (Canada)
  Stampede Display and Convention Services Ltd. (Alberta)
GES EXPOSITION SERVICES, INC. (Nevada)
  Concourse Graphics, Inc. (Delaware)
  ESR Exposition Service, Inc. (New Jersey)
  Expo Accessories, Inc. (New York)
  Expo Display & Design, Inc. (New Jersey)
  Expo-Tech Electrical & Plumbing Services, Inc. (California)
  Shows Unlimited, Inc. (Nevada)
  United Exposition Service Redevelopment Corporation (Missouri)
David H. Gibson Company, Inc. (Texas)
Las Vegas Convention Service Co. (Nevada)
Viad Holding GmbH (Germany)
  Voblo Verwaltungs GmbH (Germany) (80%)


CORPORATE AND OTHER

GCMC Inc. (Arizona)
Viad Realty Corporation (Arizona)
  Greyhound Realty of Texas Inc. (Texas)
VREC, Inc. (Delaware)

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TRAVEL & RECREATION SERVICES GROUP

Glacier Park, Inc. (Arizona) (80%)
    Waterton Transport Company, Limited (Alberta)
Greyhound Support Services, Inc. (Delaware) (I)
  Greyhound Maintenance, Inc. (Arizona)
ProDine, Inc. (Arizona)
RESTAURA, INC. (Michigan)
TRANSPORTATION LEASING CO. (California)~~
  Greyhound Canada Holdings, Inc. (Alberta)~~
    Brewster Tours Inc. (Canada)
      BREWSTER TRANSPORT COMPANY LIMITED (Alberta)
         Cascade Holdings (Banff) Inc. (Alberta)


PAYMENT SERVICES GROUP

TRAVELERS EXPRESS COMPANY, INC. (Minnesota)
  CAG Inc. (Nevada)
  FSMC, Inc. (Minnesota)
  Game Financial Corporation (Minnesota)
    GameCash, Inc. (Minnesota)
    Game Financial Corporation of Louisiana (Louisiana)
    Game Financial Corporation of Mississippi (Mississippi)
    Game Financial Corporation of Wisconsin (Wisconsin)
  MoneyGram Payment Systems, Inc. (Delaware)
    Consorcio Oriental LLC (Delaware)
    Mid-America Money Order Company (Kentucky)
    MoneyGram Payment Systems (Canada), Inc. (Ontario)
    MoneyGram Finance Inc. (Delaware)
    MoneyGram International Limited (United Kingdom) (51%)
  MoneyLine Express, Inc. (Wisconsin)
  Travelers Express Co. (P.R.) Inc. (Puerto Rico)
Viad Service Companies Limited (United Kingdom)
  Dobbs International (U.K.) Limited (United Kingdom)#










# Indicates an Airline Catering Subsidiary
--Indicates a Corporate and Other Subsidiary


*Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp.